UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 29, 2016

RELIANCE STEEL & ALUMINUM CO.

(Exact name of registrant as specified in its charter)

Delaware	001-13122	95-1142616
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 S. Grand Ave., Suite 5100 Los Angeles, CA 90071
(Address of principal executive offices)

(213) 687-7700

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 29, 2016, Reliance Steel & Aluminum Co. (the “Company”) announced that James D. Hoffman, age 57, had been promoted to the position of Executive Vice President and Chief Operating Officer, effective immediately.  As Executive Vice President and Chief Operating Officer, Mr. Hoffman’s responsibilities will be expanded to include all of Reliance’s operating businesses.  Mr. Hoffman will continue to report to Gregg J. Mollins, Reliance’s President and Chief Executive Officer.

As part of the Company’s succession planning process, Mr. Hoffman was promoted from Senior Vice President, Operations to Executive Vice President, Operations in May 2015, maintaining primary responsibility for the Company’s carbon steel and alloy operations, including the energy, auto and non-residential construction industries.   Mr. Hoffman joined Reliance as Senior Vice President, Operations in 2008, after serving as Executive Vice President and Chief Operating Officer of Reliance’s subsidiary, Earle M. Jorgensen Company, from April 2006 to September 2008.  He was appointed Executive Vice President of Earle M. Jorgensen Company in 2006, having been a Vice President since 1996.

There are no arrangements or understandings between Mr. Hoffman and any other persons pursuant to which he was appointed as Executive Vice President and Chief Operating Officer. Donald Grant Hoffman, the son of James Hoffman, is the manager of one of Reliance’s operating divisions.

Item 9.01                   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release issued by Reliance Steel & Aluminum Co., dated February 29, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RELIANCE STEEL & ALUMINUM CO.

Dated: March 4, 2016	By:	/s/ William A. Smith II
William A. Smith II
Senior Vice President, General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
99.1	Press Release issued by Reliance Steel & Aluminum Co., dated February 29, 2016